Exhibit 10(v)

AMENDMENT NO. 2 TO LOAN

FACILITY AGREEMENT AND GUARANTY

THIS AMENDMENT NO. 2 TO LOAN FACILITY AGREEMENT AND GUARANTY (this “Amendment”) dated as of April 30, 2003, by and among AARON RENTS, INC., a Georgia corporation (“Sponsor”), each of the financial institutions listed on the signature pages hereof (the “Participants”) and SUNTRUST BANK, a Georgia banking corporation, as servicer (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Sponsor, Participants and Servicer, in order to make available a  loan facility to certain franchisees of Sponsor, entered into that certain Loan Facility Agreement and Guaranty dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Loan Facility Agreement and Guaranty dated as of October 31, 2002 (as hereafter amended or modified, the “Loan Facility Agreement”) by and among Sponsor, Servicer and the Participants;

WHEREAS, the Sponsor, the Participants and the Servicer wish to enter into this Amendment to set forth their understandings regarding certain amendments described below;

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Definitions.  All terms used herein without definition shall have the meanings set forth for such terms in the Loan Facility Agreement.

2.                                       Amendments.

(a)   Section 1.1 of the Loan Facility Agreement is hereby amended by replacing the definitions of  “Advance”, “Established Franchisee Loan Agreement”, “Established Franchisee Loan”, “Established Franchisee Loan Commitment”, “Established Franchisee Master Note”, “Maximum Commitment Amount” and “Participating Commitment Amount” with the following new definitions:

“Advance” shall mean a funding of a loan to a Borrower by the Servicer pursuant to such Borrower’s Loan Commitment.

“Established Franchisee Loan Agreement” shall mean a Loan and Security Agreement setting forth the terms and conditions, as between an Established Franchisee Borrower and the Servicer, under which the Servicer has established a Loan Commitment to make Advances to such Established Franchisee Borrower pursuant to the Established Franchisee Loan Commitment, substantially in the form of Exhibit B, with such changes as the Sponsor and the Servicer shall agree to; provided, however, that any Established Franchisee Loan Agreement executed prior to the Effective Date shall be substantially in the form required under the Existing Facility Agreement; provided further that any Established Franchisee Loan Agreement executed from the Effective Date through the Second Amendment Effective Date shall be substantially in the form required under this Agreement as in effect prior to the Second Amendment Effective Date.

“Established Franchisee Loan” shall mean either an Established Franchisee Term Loan or an Established Franchisee Line of Credit Loan, as the case may be.

“Established Franchisee Loan Commitment” shall mean, either, an Established Franchisee Line of Credit Commitment or an Established Franchisee Term Loan Commitment, as the case may be.

“Established Franchisee Master Note” shall mean collectively, the Established Franchisee Master Term Notes and the Established Franchisee Master Line of Credit Notes; provided that any Established Franchisee Master Note executed prior to the Effective Date shall be substantially in the form required under the Existing Loan Facility Agreement; provided further, that any Established Franchisee Master Note executed from the Effective Date through the Second Amendment Effective Date shall be substantially in the form required under this Agreement as in effect prior to the Second Amendment Effective Date.

“Maximum Commitment Amount” shall mean $110,000,000, as such amount may be reduced pursuant to Section 2.7, Section 2.8 or Section 15.2.

“Participating Commitment Amount” shall mean the amount set forth opposite each Participant’s name on the signature pages of the Second Amendment, as such amount may be modified by assignment pursuant to the terms hereof; provided, that, following the termination of the Commitments, each Participant’s Participating Commitment Amount shall be deemed to be its Pro Rata Share of the aggregate principal amount of all Loan Commitments.

(b)   Section 1.1 of the Loan Facility Agreement is hereby amended by adding the following new definitions of “Established Franchisee Line of Credit Commitment”, “Established Franchisee Line of Credit Loans”,  “Established Franchisee Master Line of Credit Note”, “Established Franchisee Master Term Note”, “Established Franchisee Term Loan Commitment”, “Established Franchisee Term Loans”, “Second Amendment” and “Second Amendment Effective Date” thereto in the appropriate alphabetical order:

“Established Franchisee Line of Credit Commitment” shall mean a commitment to make Established Franchisee Line of Credit Loans to an

Established Franchisee Borrower pursuant to an Established Franchisee Loan Agreement.

“Established Franchisee Line of Credit Loans” shall mean Advances made to an Established Franchisee Borrower pursuant to an Established Franchisee Line of Credit Commitment.

“Established Franchisee Master Line of Credit Note” shall mean that certain Master Line of Credit Note, executed by an Established Franchisee Borrower in favor of the Servicer, evidencing such Established Franchisee Borrower’s obligation to repay all Established Franchisee Line of Credit Loans made to it pursuant to an Established Franchisee Line of Credit Commitment, substantially in the form of Exhibit A-1 to the Established Franchisee Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Established Franchisee Master Term Note” shall mean that certain Master Term Note, executed by an Established Franchisee Borrower in favor of the Servicer, evidencing such Established Franchisee Borrower’s obligation to repay all Established Franchisee Term Loans made to it pursuant to an Established Franchisee Term Loan Commitment, substantially in the form of Exhibit A-2 to the Established Franchisee Loan Agreement, with such changes as the Sponsor and the Servicer shall agree to from time to time.

“Established Franchisee Term Loan Commitment” shall mean a commitment to make Established Franchisee Term Loans to an Established Franchisee Borrower pursuant to an Established Franchisee Loan Agreement.

“Established Franchisee Term Loans” shall mean Advances made to an Established Franchisee Borrower pursuant to an Established Franchisee Term Loan Commitment.

“Second Amendment”  shall mean that certain Amendment No. 2 to Loan Facility Agreement and Guaranty dated as of March   , 2003.

“Second Amendment Effective Date”  shall mean April   , 2003.

(c)   Section 2.1 of the Loan Facility Agreement is hereby amending by deleting subsections 2.1(a), (b) and (d) thereof in their entirety and substituting the following in lieu thereof:

(a)                                  Startup Franchisee Commitment.  Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty and other obligations of the Sponsor set forth herein, the Servicer hereby establishes a commitment to the Sponsor to establish

Startup Franchisee Loan Commitments and to make Advances thereunder to such Startup Franchisee Borrowers as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on March 27, 2004 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8, the “Commitment Termination Date”) in an aggregate committed amount at any one time outstanding not to exceed ONE HUNDRED AND TEN MILLION AND NO/100 DOLLARS ($110,000,000) (the “Startup Franchisee Commitment”); provided that, notwithstanding any provision of this Agreement to the contrary, at no time shall the sum of aggregate committed amounts of all Loan Commitments outstanding pursuant to the Commitments, or, following the termination of any such Loan Commitment, Advances outstanding thereunder, exceed the Maximum Commitment Amount.

(b)                                 Established Franchisee Commitment.  Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty and other obligations of the Sponsor set forth herein, the Servicer hereby establishes a commitment to the Sponsor to establish Established Franchisee Loan Commitments and to make Advances thereunder to such Established Franchisees as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on the Commitment Termination Date in an aggregate committed amount at any one time outstanding not to exceed ONE HUNDRED AND TEN MILLION AND NO/100 DOLLARS ($110,000,000) (the “Established Franchisee Commitment”); provided that, notwithstanding any provision of this Agreement to the contrary, at no time shall the sum of aggregate committed amounts of all Loan Commitments outstanding pursuant to the Commitments, or, following the termination of any such Loan Commitment, Advances outstanding thereunder, exceed the Maximum Commitment Amount.

(d)                                 Authorization of Loan Commitments Pursuant to Established Franchisee Commitment; Loan Terms.  (i) Within the limits of the Established Franchisee Commitment and in accordance with the procedures set forth in this Agreement and the Servicing Agreement, the Sponsor may authorize the Servicer to establish an Established Franchisee Line of Credit Commitment and/or an Established Franchisee Term Loan Commitment pursuant to the Established Franchisee Commitment in favor of an Established Franchisee who meets the credit criteria established by the Sponsor.

(ii)                                  The amount of each Established Franchisee Line of Credit Commitment shall be determined by the Sponsor, but shall not be less than $100,000. Pursuant to the Established Franchisee Line of Credit Commitment, the Servicer shall agree to make Advances to the Established Franchisee Borrower thereunder.  Each Established Franchisee Line of Credit Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval

Notice, and interest shall be payable on each Payment Date and on the Maturity Date of such Established Franchisee Line of Credit Loan when all principal and interest shall be due and payable in full.  Each Established Franchisee Line of Credit Loan may be prepaid in full or in part on any Business Day, without premium or penalty.  The Loan Term of each Established Franchisee Line of Credit Loan shall not exceed four years.  The proceeds of each Advance made pursuant to the Established Franchisee Line of Credit Commitments shall be used for general corporate purposes.  Each Established Franchisee Borrower shall agree to pay a commitment fee on the unused Established Franchisee Line of Credit Commitment in an amount to be determined by the Sponsor but in any event not to exceed 1.00% per annum, such commitment fee to be paid quarterly, in arrears.  At no time, except as otherwise provided in the form of Established Franchisee Loan Agreement, shall the aggregate outstanding principal amount of any and all Established Franchisee Loans made to any Borrower exceed the Established Franchisee Borrowing Base of such Borrower as in effect at such time.

(iii)  The amount of each Established Franchisee Term Loan Commitment shall be determined by the Sponsor, but shall not be less than $100,000. Pursuant to the Established Franchisee Term Loan Commitment, the Servicer shall agree to make Established Franchisee Term Loans to the Established Franchisee Borrower thereunder.  Each Established Franchisee Term Loan shall bear interest at the Borrower Rate designated by Sponsor in the applicable Funding Approval Notice, and interest shall be payable on each Payment Date and on the Maturity Date of such Established Franchisee Term Loan. Principal on each Established Franchisee Term Loan shall be payable on each Payment Date and shall be amortized over a period of no more than 7 years with the balance of all outstanding principal due and payable in full on the Maturity Date with respect to such Established Franchisee Term Loan.  Each Established Franchisee Term Loan may be prepaid in full or in part on any Business Day, without premium or penalty.  The Loan Term of each Established Franchisee Term Loan shall not exceed four years.  The proceeds of each Established Franchisee Term Loan shall be used for general corporate purposes.

(d)                                 The Loan Facility Agreement is hereby amended by replacing Exhibit B attached thereto with Exhibit B attached hereto.

3.                                       Conditions of Effectiveness.  This Amendment shall become effective upon the receipt by Servicer of the following:

(i)                                     a duly executed counterpart of this Amendment from each of the parties hereto;

(ii)                                  A favorable written opinion of Kilpatrick Stockton, LLP, counsel for Sponsor and Guarantors, in a form satisfactory to the Servicer and each Participant and covering such matters relating to the transactions contemplated hereby as the Servicer may reasonably request;

(iii)                               All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto or delivered in connection therewith shall be satisfactory in form and substance to the Servicer and the Participants;

(iv)                              Copies of the organizational papers of Sponsor and each Guarantor, certified as true and correct by the Secretaries of State of their respective States of incorporation, and certificates from the Secretaries of State of such States of incorporation certifying Sponsor’s and each Guarantor’s good standing as a corporation in such State; and

(v)                                 A certificate of the Secretary or Assistant Secretary of each of Sponsor and each Guarantor certifying (i) the names and true signatures of the officers of Sponsor and each Guarantor authorized to execute this Amendment and the other Operative Documents to be delivered hereunder to which each is a party, (ii) the bylaws of Sponsor and each Guarantor, respectively, and (iii) the resolutions of the Board of Directors of each of Sponsor and each Guarantor, respectively, approving the Operative Documents to which each is a party and the transactions contemplated hereby.

In addition, each of the Participants shall have received a duly executed Participation Certificate from the Servicer.

4.                                       Representations and Warranties of Sponsor.   Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and the Servicer, after giving effect to this Amendment, as follows:

(a)                                  The execution, delivery and performance by Sponsor of this Amendment are within Sponsor’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Sponsor or any indenture, agreement or other instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

(b)                                 This Amendment constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

(c)                                  No Unmatured Credit Event or Credit Event has occurred and is continuing as of the date hereof.

5.                                       Survival.  Each of the foregoing representations and warranties and each of the representations and warranties made in the Loan Facility Agreement shall be made at and as of the date hereof.  Each of the foregoing representations and warranties shall constitute a representation and warranty of Sponsor under the Loan Facility Agreement, and it shall be a Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made.  Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Participants or the Servicer.

6.                                       No Waiver, Etc.  Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Unmatured Credit Event or Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement.  Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof, or any other matter relating to the Loan Facility Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants.  In addition, Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Servicer or any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Amendment.

7.                                       Ratification of Loan Facility Agreement.  Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein.  All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

8.                                       Ratification of Guaranty Agreement.   The Guarantors hereby ratify and confirm that the Guaranty Agreement remains in full force and effect and is hereby affirmed by the Guarantors.

9.                                       Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

10.                                 Costs, Expenses and Taxes.  Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder.  In addition, Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this

Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

11.                                 Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

12.                                 Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

13.                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier.  Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

AARON RENTS, INC.

By:	/s/ Gilbert L. Danielson
Name: Gilbert L. Danielson
Title: Executive VP and CFO

SUNTRUST BANK, as Servicer

By:	/s/ Donald M. Thompson
Name: Donald M. Thompson
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

SUNTRUST BANK

	By:	/s/ Donald M. Thompson
Name: Donald M. Thompson
Title: Director

Participating Commitment: $27,500,000.01
Pro Rata Share: 25%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

REGIONS BANK

	By:	/s/ Stephen H. Lee
Name: Stephen H. Lee
Title: Senior Vice President

Participating Commitment: $18,333,333.34
Pro Rata Share: 16.67%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

WACHOVIA BANK, NATIONAL
ASSOCIATION, formerly known as
First Union National Bank

	By:	/s/ William F. Fox
Name: William F. Fox
Title: Vice President

Participating Commitment: $24,444,444.54
Pro Rata Share: 22.22%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

SOUTHTRUST BANK, N.A.

	By:	/s/ Ronald Fontenot
Name: Ronald Fontenot
Title: Vice President

Participating Commitment: $21,388,888.88
Pro Rata Share: 19.44%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

BRANCH BANKING & TRUST CO.

	By:	/s/ Paul E. Mclaughlin
Name: Paul E. Mclaughlin
Title: Senior VP

Participating Commitment: $12,222,222.22
Pro Rata Share: 11.11%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

ISRAELI DISCOUNT BANK of NEW YORK
MIAMI BRANCH, as Assignee of ISRAELI
DISCOUNT BANK LIMITED, MIAMI
AGENCY

By:	/s/ David Keinan
Name: David Keinan
Title: SVP & Regional Manager

By:	/s/ Roberto Munoz
Name: Roberto Munoz
Title: SVP

Participating Commitment: $6,111,111.11
Pro Rata Share: 5.56%

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO

LOAN FACILITY AGREEMENT AND GUARANTY]

ACKNOWLEDGMENT OF GUARANTORS

Each Guarantor acknowledges and agrees to the terms of the foregoing Amendment, and further acknowledges and agrees that (i) all of the obligations of the Sponsor shall continue to constitute “Guaranteed Obligations” covered by the Guaranty Agreement executed by each of the undersigned, and (ii) the Guaranty Agreement is and shall remain in full force and effect on and after the date hereof, and (iii) the foregoing agreement shall in no way release, discharge, or otherwise limit the obligations of the undersigned Guarantors under the Guaranty Agreement.

This Acknowledgment of Guarantors made and delivered as of April   , 2003.

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
Name: Gilbert l. Danielson
Title: Vice president and Treasurer

AARON RENTS, INC. PUERTO RICO

By:	/s/ Gilbert L. Danielson
Name: Gilbert L. Danielson
Title: President

Exhibit B

EXHIBIT B

TO

LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF

LOAN AND SECURITY AGREEMENT

(Established Franchisee Borrower)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of                           , 200   , is made between                                            , [a                    corporation] [a                          partnership] [a                         limited liability company] (“Borrower”), and SUNTRUST BANK (“Bank”), a Georgia banking corporation having its principal office in Atlanta, Georgia.

W I T N E S S E T H:

WHEREAS, Borrower engages in the business of renting and selling furniture, electronics, appliances, jewelry and other household goods and is a franchisee of Aaron Rents, Inc., a Georgia corporation (“Aaron”);

WHEREAS, Borrower has requested and Bank has agreed to [establish a line of credit for  Borrower in order for Borrower to (i) purchase inventory for use in connection with its Aaron’s Rental Purchase franchise and (ii) borrow working capital, to the extent approved by Aaron][and][make a term loan available to Borrower for general working capital purposes];

WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank’s [establishment of a revolving line of credit for Borrower][and][making of the term loan to the Borrower];

THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.                                       DEFINITIONS AND RULES OF CONSTRUCTION

1.1.                              As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Aaron’s Proprietary System” shall mean Aaron’s proprietary point of sale software system, as modified from time to time, used by Aaron and its franchisees, such as Borrower.

“Account” means any right of Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

“Account Debtor” means any Person who is liable on an Account.

[“Advance” shall mean an advance of funds by Bank on behalf of Borrower pursuant to the Master Line of Credit Note executed by Borrower.]

“Agreement” means this Loan and Security Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Approved Invoice” means an invoice for the aggregate purchase of Merchandise purchased by Borrower with a purchase order approved by Aaron.

“Asset Disposition” shall mean (i) all sales of Merchandise; (ii) all Rental/Purchase Contracts with respect to Merchandise with a “same as cash option” regardless of term (i.e., 90, 120, 180 days); (iii) all Merchandise which is determined to have been stolen; (iv) all Merchandise that is destroyed, lost or otherwise removed from the premises of Borrower other than pursuant to a Rental/Purchase Contract or by outright sale or for repair work; and (v) all “skipped” Merchandise which is Merchandise subject to a Rental/Purchase Contract.

“Balances” means all monies and funds of Borrower at any time on deposit with Bank.

“Bank” shall mean SunTrust Bank and its successors and assigns.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as may be amended from time to time.

“Books and Records” means all of Borrower’s books and records evidencing or relating to its business, financial condition or the Collateral, including, but not limited to, all customer lists, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

“Borrowing Base” shall mean, on any date of determination, the sum of:

(i) $300,000 for each franchisee store operated by the Borrower where less than 7 calendar months have elapsed since the Opening Date of each such store, plus

(ii) an amount equal to 5.5 multiplied by the sum of (x) the Rental Revenue (other than Electronic Rental Revenue) from the most recently ended calendar month from all franchisee stores operated by the Borrower where at least 6 calendar months but less than 12 calendar months have elapsed since the Opening Date of each such store, plus (y) the average monthly Rental Revenue for the three most recently ended calendar months from all franchisee stores operated by the Borrower where at least 12 calendar months have elapsed since the Opening Date of each such store, in each case as reported to the Bank by Aaron pursuant to Section 2.2(d) hereof, plus

(iii) an amount equal to 11.0 multiplied by the sum of (x) the Electronic Rental Revenues from the most recently ended calendar month from all franchisee stores operated by the Borrower where at least 6 calendar months but less than 12 calendar months have elapsed since the Opening Date of each such store, plus (y) the average monthly Electronic Rental Revenues for the three most recently ended calendar months from any and all franchisee stores operated by the Borrower where at least 12 calendar months have elapsed since the Opening Date of such store, in each case as reported to the Bank by Aaron pursuant to Section 2.2(d) hereof.

“Borrowing Base Report” shall have the meaning set forth in Section 2.2(d) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Atlanta, Georgia are authorized by law to close.

“Chattel Paper” shall have the meaning ascribed to it in the Code.

“Closing Date” means the date upon which the initial advance with respect to the Loans is funded.

“Closing Fee” shall have the meaning given to such term in Section 2.9 hereof.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

“Collateral” shall have the meaning given to such term in Section 3.1 hereof.

“Collateral Agreement” means an agreement executed by Borrower and any other Persons primarily or secondarily liable for all or part of the Loans or granting a security interest to Bank in specified Collateral as security for the Loans, including without limitation, this Agreement and any Guaranties.

“Commitment Fee” shall have the meaning set forth in Section 2.10 hereof.

“DDA Account” shall mean Borrower’s Demand Deposit Account into which Bank shall deposit the Advances.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments (other than  Debt of the Borrower which is subordinated to the Loan Indebtedness owing to the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank), (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Default Condition” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loans not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of two percent (2%) per annum plus the Floating Rate.

“Delinquent Payment Fee” shall have the meaning given to such term in Section 2.11 hereof.

“Documents” shall have the meaning ascribed to it in the Code.

[“EBIT” shall mean, with respect to Borrower, for any period, (i) net income of Borrower for such period, plus (ii) to the extent deducted in determining net income, interest and taxes based on income for such period, each as determined in accordance with GAAP consistently applied.]

“Electronic Equipment” shall include all computers, computer equipment, big screen televisions, and any other types of inventory designated by Aaron from time to time.

“Electronic Rental Revenue” shall mean, with respect to the Borrower for any period, the gross revenues of the Borrower from rentals to the public of the Borrower’s Electronic Equipment inventory, including without limitation, all customer deposits, advance rental payments, waiver fees, late fees, delivery fees, nonsufficient funds fees, reinstatement fees, but excluding all retail sales proceeds and sales taxes.

“Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures.

“Environmental Laws” means federal, state, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety, including, but not limited to the release or threatened release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Equipment” means all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of Borrower, including, but not limited to, all items described on the Equipment Schedule (if attached) and all substitutions and replacements thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning given to such term in Section 9 hereof.

“Floating Rate” means a rate of interest per annum equal to the Prime Rate plus an additional      percent (    %) per annum, such rate to change as and when the Prime Rate changes.

“Franchise Agreement” means the written agreement between Aaron and Borrower whereby Borrower is authorized to establish an “Aaron’s Rental Purchase” franchise.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“General Intangibles” shall have the meaning ascribed to it in the Code and shall include, without limitation, all of Borrower’s tax refund claims, patents, copyrights, licenses, trademarks, trade names, service marks, patent applications and choses in action.

“Guarantor” means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

“Guaranty” means any guaranty agreement executed by each of the partners, shareholders, and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by the Bank, in favor of the Bank with respect to the obligations of Borrower with respect to the Loans in the form provided by the Bank, as the same may be amended, restated or supplemented from time to time.

“Hazardous Substances” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation, any such substance regulated under or defined by any Environmental Law.

“Instrument” shall have the meaning ascribed to it in the Code.

“Inventory” means all inventory of Borrower, including, without limitation, all raw materials, work-in-process, finished goods, goods being leased pursuant to Rental/Purchase Contracts, and other goods held by Borrower for sale or lease or furnished under contracts of service.

“Investment Property” shall have the meaning ascribed to it in the Code.

“Lien” means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge or condition sale, or a lease, consignment or bailment for security purposes.

“Line of Credit Loans” means, as of any date of determination, the aggregate amount of Advances outstanding pursuant to the Line of Credit Loan Commitment from the Bank to Borrower established pursuant to Section 2 hereof.

“Line of Credit Loan Commitment” means the committed amount of the line of credit facility established by the Bank in favor of Borrower in the amount not exceeding, and upon the terms described in, this Agreement.

“Loan Account” means the internal bank loan account established by the Bank for Borrower.

“Loan Commitment” means [either] [the Line of Credit Loan Commitment] [or] [the Term Loan Commitment], as the case may be.

“Loan Documents” means this Agreement, the Master Notes, the Collateral Agreements, any other documents relating to the Loans delivered by Borrower or any guarantor or surety thereof to the Bank and any amendments thereto.

“Loan Indebtedness” means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loan Commitment and the Advances and Loans made thereunder, including, without limitation, outstanding principal, accrued interest, any late charges, and all reasonable costs and expenses of any legal proceeding brought by the Bank to collect any of the foregoing (including without limitation, reasonable attorneys’ fees).

“Loans” means, as of any date of determination, [the Line of Credit Loans] [and] [the Term Loan].

“Loan Term” shall have the meaning set forth in Section 2.4 hereof.

“Master Line of Credit Note” has the meaning set fort in Section 2.3.

“Master Note” means [either] [the Master Line of Credit Note] [or] [the Master Term Note].

 “Master Term Note” has the meaning set fort in Section 2.3.

“Materially Adverse Effect” shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Borrower, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement, or (iii) the ability of the Guarantors (taken as a whole) to perform their respective obligations under the Guaranty.

“Maturity Date” shall have the meaning set forth in Section 2.3 hereof.

“Merchandise” means goods distributed or sold to Borrower through Aaron.

“Net Book Value” means, for any item of Merchandise, the cost of such Merchandise less accumulated depreciation as calculated in accordance with the Aaron’s Proprietary System.

“Opening Date” shall mean with respect to each store location, the date determined by Aaron to be the opening date of such location in accordance with its standard practice, as notified to the Bank.

“Payment Date” shall mean the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day

“Payment Period” shall mean a period of one (1) month; provided that (i) the first day of a Payment Period must be a Business Day, (ii) any Payment Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, (iii) the first Payment Period hereunder shall commence on the date hereof and shall end on the last day of the next succeeding calendar month, and (iv) the first day of any succeeding Payment Period shall be the last day of the preceding Payment Period and shall end on the last day of the next succeeding calendar month.

“Permitted Liens” means Liens in favor of Bank or Aaron; Liens for taxes not yet due or payable; statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or rentals incurred in the ordinary course of Borrower’s business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank; Liens shown on Exhibit B (if any); and Liens hereafter consented to by Bank in writing.

“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Prime Rate” means the per annum rate of interest designated from time to time by the Bank to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of the Bank on the day of such change.  The prime rate is one of several reference rates used by the Bank and the Bank makes loans at rates both higher and lower than the Prime Rate.

“Quarterly Covenant Compliance Report” shall mean that Quarterly Covenant Compliance Report substantially in the form of Exhibit D attached hereto.

“Rental/Purchase Contract” means a contract between Borrower and a customer to rent Merchandise in the form approved by Aaron (and which may included purchase options).

“Rental Revenue” means, for any period, the gross revenues of Borrower from rentals to the public of Borrower’s furniture inventory and rental equipment including, without limitation, all customer deposits, advance rental payments, waiver fees, late fees, delivery fees, nonsufficient fund fees, reinstatement fees, but excluding all retail sales proceeds and sales taxes.

“Solvent” means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

“Spousal Consent” shall mean any agreement provided by the spouse of any Person executing a Guaranty to the extent such spouse has not personally executed a Guaranty, to be substantially in the form provided by the Bank.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

[“Tangible Net Worth” means, with respect to the Borrower as of any date of determination, the excess of the total assets of the Borrower over the Total Liabilities of the Borrower, determined in accordance with GAAP consistently applied, excluding from the calculation of total assets the notes receivables from shareholders of the Borrower, goodwill and other intangible assets of the Borrower and including in such calculation of total assets the franchise fees as shown on the balance sheet of the Borrower as of such date.]

[“Term Loan” shall have the meaning set forth in Section 2.2.]

“Term Loan Commitment” shall mean, the obligation of the Bank to make a Term Loan hereunder on the Closing Date, in a principal amount not to exceed $                      .]

[“Total Liabilities” means, with respect to the Borrower, as of any date of determination, total liabilities determined in accordance with GAAP consistently applied, but excluding therefrom Debt of the Borrower which is subordinated to the Loan Indebtedness owing to the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank.]

1.2.                              Accounting Terms and Determination.  Accounting terms used in this Agreement such as “amortization,” “depreciation,” “interest expense,” and “tangible net worth” shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP.  Any pronoun used herein shall be deemed to cover all genders.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.                                     LOAN; USE OF PROCEEDS.

2.1.                              Establishment of DDA Account; Loan Account.  (a) Prior to the Closing Date, Bank shall establish a DDA Account for Borrower.

(b) Prior to the Closing Date, Bank shall also establish on its books an internal loan account in Borrower’s name (“the Loan Account”) in which Bank shall record, in accordance with customary accounting practice, all charges, expenses and other items properly chargeable to Borrower; all payments made by Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to Bank at its office in cash or solvent credits; and other appropriate debits and credits.  The debit balance of the Loan Account shall reflect the amount of Borrower’s Loan Indebtedness from time to time by reason of the Loans and other appropriate charges hereunder.  At least once each month, Bank shall render a statement of account for the Loan Account, which statement shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said statement to Borrower.

2.2.                              (a)  [Line of Credit Advances.  (i) Upon Borrower’s execution of this Agreement and compliance with its terms and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Line of Credit Loan Commitment.  Bank shall make such Advances into the DDA Account for the sole purposes of honoring requests from Borrower, made through the Aaron’s Proprietary System, for ACH transfers to (x) suppliers of Merchandise in payment of Approved Invoices, and (y) to other accounts as may be specified by Borrower for Advances made for working capital purposes, subject to the approval of Aaron, such approval to be evidenced by the granting of a vendor identification number to Borrower to use in requesting such working capital Advance through the Aaron’s Proprietary System.  Borrower shall not use the DDA Account for any other purpose.  The maximum principal amount of Advances at any time outstanding pursuant to this Agreement shall not exceed the lesser of (A)                                    ($                      ) (the “Line of Credit Loan Commitment”) and (B) [the sum of] the Borrowing Base [minus, the outstanding principal amount of the Term  Loan], as most recently reported by Aaron to Bank pursuant to Section 2.2(iv) hereof (such lesser amount herein referred to as the “Revolver Availability”).  Each Advance shall be in the amount of not less than $500.

(ii)                                  Borrower shall submit purchase order requests for Merchandise to Aaron.  In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower.  The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (x) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (y) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than Loan Proceeds.  The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice.  When Borrower wishes to pay such invoice, Borrower, subject to the Revolver Availability of the Line of Credit Loan Commitment, shall pay such invoice by directing the Bank, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account.  Any directions for ACH transfers correctly inputted into the Aaron’s Proprietary System prior to 12:00 Midnight (Atlanta, Georgia time) on any Business Day, shall be paid by the Bank no later than the third Business Day thereafter, unless Borrower is otherwise notified by Aaron or the Bank.

(iii)                               Upon receipt of the request for an ACH transfer (provided that such request relates to an Approved Invoice), the Bank shall honor such request by making an Advance pursuant to the Line of Credit Loan Commitment in the amount of such request into the Borrower’s DDA Account and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of Borrower.  In the event that a request for an ACH transfer is presented for payment and Borrower’s availability pursuant to the Line of Credit Loan Commitment is insufficient to honor such request, the Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand.  At the end of each calendar month, Bank shall provide

Borrower with a monthly DDA Account statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv)                              On the fifth Business Day of each month (as determined on the last day of the preceding calendar month), Aaron shall calculate the Borrowing Base and report the same to Bank in writing (the “Borrowing Base Report”), and Bank shall be entitled to rely conclusively upon such information.  Upon receipt of the Borrowing Base Report, Bank shall input such information into Bank’s loan records to be effective as of the date which is two Business Days after receipt of such information.   On the 10th day of each calendar month, Bank shall mail to Borrower a bill setting forth the total amount of principal (to the extent that the outstanding principal amount of the Loans exceeds the Borrowing Base as set forth in the most recent Borrowing Base Report) and interest due on the next Payment Date which bill shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said bill to Borrower.  In addition, Bank, on the date which is two Business Days after receipt of the Borrowing Base Report from Aaron, shall notify Borrower in writing (including facsimile) of the new Borrowing Base for Borrower and shall require that Borrower repay on the next Payment Date any additional Advances made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date and such amount  (in addition to any amounts set forth in the bill to Borrower) shall be due and payable on the next Payment Date.]

(b)                                 [Term Loan.  Subject to the terms and conditions set forth herein, the Bank agrees to make a single loan (the “Term Loan”) to the Borrower on the Closing Date in a principal amount not to exceed the Term Loan Commitment; provided, that if for any reason the full amount of the Bank’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled.]  The proceeds of the Term Loan shall be used for                            .

2.3.                              Master Notes; Repayment.  [(i) The Line of Credit Loan Commitment shall be evidenced by a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-1 attached hereto (the “Master Line of Credit Note”).  The Master Line of Credit Note shall be dated as of the date hereof and shall be payable to the order of Bank in the stated principal amount of the Line of Credit Loan Commitment.  Payments of principal shall be due and payable by Borrower to Bank, subject to the provisions of Section 2.6(b) below, on                         , 200   (the “Maturity Date”), unless sooner accelerated in accordance with the terms hereof.]

(ii)   [The Term Loan shall be evidenced by a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-2 attached hereto (the “Master Term Note”).  The Master Term Note shall be dated as of the date hereof and shall be payable to the order of Bank in the stated principal amount of the Term Loan Commitment.  Repayment will be in                  consecutive equal monthly installments of principal in the amount of $                        based on a                      month amortization plus accrued and unpaid interest and shall due and payable on each Payment Date, with the first installment being due and payable on

           , and the remaining outstanding principal amount together with all accumulated unpaid interest being due and payable on the Maturity Date.

(iii)  Except as provided below, all payments of principal of, or interest on, the Loan Documents and all other sums due under the terms of the Loans shall be made in either (x) immediately available funds (including ACH transfers), or (y) checks or money orders made payable to the Bank at its principal office in Atlanta, Georgia in accordance with written instructions provided by the Bank.  All voluntary prepayments of the Loans shall be made to the Bank at its Strategic Partner Programs Department in Atlanta, Georgia using preprinted envelopes provided by the Bank for such purpose or, if such envelopes are unavailable, mailed to the following address:

SunTrust Bank
Strategic Partner Programs Department
Attn: Aaron Rent’s Program Manager
P.O. Box 4418
Mail Code 1923
Atlanta, GA 30302

2.4.                              Loan Term; Voluntary Termination.  The term of the Line of Credit Loan Commitment and the Term Loan shall be a period of four years from the Closing Date (the “Loan Term”), subject to Section 10 hereof.  Upon the termination of the Line of Credit Loan Commitment, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid.

2.5.                              Interest.  (a)  From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate.   Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 360 day year.  Interest shall be payable in arrears on each Payment Date and on the Maturity Date, whether due to acceleration or otherwise. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate, which shall be payable upon demand.

(b)  In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law.  It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law.  All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

2.6.                              Loan Prepayment.  (a)   Voluntary Prepayment.  Borrower shall have the right to prepay the Loans in whole or in part upon at least two (2) Business Days’ prior written notice to Bank, provided, however, that any voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000.

(b) Mandatory Prepayment. On any Payment Date on which the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base, as most recently reported to Borrower by Bank pursuant to Section 2.2(iv) hereof, Borrower shall prepay the Loans in the amount of such overadvance, as notified to Borrower by Bank.

2.7.                              Audits.  Borrower hereby consents and authorizes Aaron or the Bank or any agent or representative thereof  to conduct periodic field audits of Borrower.  Such field audits may include, without limitation, examinations of the payment receipts, tax returns, bank statements, loan statements, Rental/Purchase Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of the Bank or Aaron by Borrower in connection with the Loan.

2.8.                              Tracking of Merchandise.  All Merchandise financed by the Bank must be serialized by means of the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise.  Borrower shall  be obligated to furnish serial numbers for all Merchandise purchased directly to Aaron on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Aaron on the Aaron’s Proprietary System.  As set forth more fully below, Aaron will maintain and track such information as agent for the Bank and the Bank shall at all times have access to such information.

2.9.                              Closing Fee.  On the Closing Date, Borrower shall pay to Bank a closing fee (“Closing Fee”) in the amount of $500 per store location [plus $5,000](1).

2.10.                        Commitment Fees. (a)  Borrower shall pay a commitment fee (the “Commitment Fee”) on any unused portion of the Line of Credit Loan Commitment in the amount of         percent (       %) per annum, such Commitment Fee to be paid quarterly in arrears on every third Payment Date, commencing on                            .

(1) Note:  in the case of an Established Franchisee Borrower that has customized financial covenants as specified by Sponsor in accordance with Section 6 hereof, an additional $5,000 fee will be charged.

(b)                                 All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Bank.

2.11.                        Delinquent Payment Fees.  In the event that any payment due and payable hereunder is not received by the Bank on the Payment Date when due, the Borrower shall, upon request from the Bank, pay to the Bank a delinquent payment fee (the “Delinquent Payment Fee”) in an amount equal to the greater of (i) one percent (1%) of the amount of the late payment and (ii) $500.00.

3.                                     COLLATERAL AND INSURANCE.

3.1.                              Granting of Security Interest in Collateral.  As security for the payment and performance of all of the Loan Indebtedness, Bank shall have and Borrower hereby grants to Bank a continuing security interest in the following described property of Borrower, whether now in existence or hereafter created or acquired and wherever located (collectively, the “Collateral”):  all Accounts, Merchandise, Inventory, Investment Property, Equipment, General Intangibles, Documents, Instruments, Chattel Paper (including, but not limited to, the Rental/Purchase Contracts), Balances, and Books and Records, and all products and proceeds of the foregoing (including insurance proceeds).  The Loan Indebtedness shall also be secured by any other property (whether real or personal) in which Borrower may have heretofore or concurrently herewith granted, or may hereafter grant, a Lien in favor of Bank.

3.2.                              Form of Rental/Purchase Contracts.  All Rental/Purchase Contracts will be (a) in a form prescribed by Aaron for use by its franchisees, (b) be transferable to Bank and (c) contain the following provision directly above Borrower’s customer’s signature:

“NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE UNDERSIGNED ACKNOWLEDGES AND CONSENTS TO THE TRANSFER OF, OR GRANT OF A SECURITY INTEREST IN, ANY OR ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST (RESIDUAL OR OTHERWISE) IN AND UNDER THIS AGREEMENT TO ANY THIRD PARTY.  NO SUCH TRANSFER OR GRANT OF SECURITY INTEREST WILL:  (A) AFFECT THE UNDERSIGNED’S LOAN INDEBTEDNESS; (B) CHANGE ANY DUTIES OF, OR INCREASE ANY BURDENS OR RISKS IMPOSED ON, THE PARTIES TO THIS AGREEMENT; OR (C) GIVE RISE TO ANY RIGHTS OR REMEDIES PROVIDED UNDER SECTION 2A-303(1)(b) OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION.  NO ENFORCEMENT OF ANY SECURITY INTEREST WILL CONSTITUTE A TRANSFER THAT CHANGES ANY DUTIES OF, OR INCREASES ANY BURDENS OR RISK IMPOSED ON, THE PARTIES TO THIS AGREEMENT.  THE UNDERSIGNED WAIVES ALL RIGHTS AND REMEDIES PROVIDED UNDER SECTION 2A-303 OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION.”

Immediately upon execution of the same, all Rental/Purchase Contracts shall be hereby assigned to Bank, and, immediately upon Bank’s request, delivered to Bank together with any and all related documents, and will contain, by way of a stamp or as a part of the preprinted rental contract or lease agreement form, the following legend directly below Borrower’s customer’s signature:

“FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO SUNTRUST BANK AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.”

Borrower will not assign, sell, pledge, convey or by any other means transfer to any person other than Bank any Rental/Purchase Contracts or Chattel Paper, without Bank’s prior written consent.

3.3.                              Other Documents.  Borrower shall execute and deliver, or shall be caused to be executed and delivered, to Bank such other instruments, agreements, assignments, notifications or other documents relating to the Collateral as Bank may from time to time request in order to evidence, perfect or continue the perfection of Bank’s Liens upon any of the Collateral.

3.4.                              Insurance.  Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower’s and such other insurance as Bank may require, including, without limitation, theft, fire, public liability, business interruption, casualty, property damage, and worker’s compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Bank.  All casualty and property damage insurance shall name Bank as mortgagee or loss payee, as appropriate.  Borrower shall deliver to Bank from time to time, at Bank’s request, copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect.  Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to Bank in the event of  cancellation of the policy for any reason whatsoever and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or owner of the property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy.  All such insurance policies shall contain such other provisions as Bank may require in order to protect Bank’s security interests in the collateral and Bank’s right to receive payments under such policies.  Borrower hereby appoints Bank as attorney-in-fact for Borrower to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Borrower thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as Bank shall have a security interest in any of the Collateral pursuant to this Agreement.  If Borrower shall fail to procure such insurance or to pay any premium with respect thereto, then Bank may, at its discretion, procure such insurance or pay such premium and any costs so incurred by Bank shall constitute a part of the liabilities secured hereby.  Bank may apply the proceeds of any insurance policy received by Bank to the payment of any liabilities, whether or not due, in such order of application as Bank shall determine.  Borrower shall promptly furnish Bank with certificates or other evidence satisfactory to Bank indicating compliance with the foregoing insurance requirements.

3.5.                              Validation and Collection of Accounts.  Whether or not a Default Condition or an Event of Default has occurred, Bank shall have the right, at any time or times hereafter, in the name of Bank or any designee of Bank to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, and Borrower shall fully cooperate with Bank in an effort to facilitate and promptly conclude any such verification process.  Unless Bank shall at any time following the occurrence of an Event of Default, elect to give notice to Account Debtors to make payments on the Accounts directly to Bank, Borrower shall endeavor in the first instance to make collection of its Accounts for Bank.  Borrower shall at the request of Bank notify the Account Debtors of the security interest of Bank in any Account and Bank may itself at any time so notify Account Debtors.  Upon or after the occurrence of an Event of Default, Borrower shall (if and to the extent requested to do so by Bank) notify the Account Debtors to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness.

3.6.                              Maintenance of Collateral.  Borrower shall maintain all Inventory and Equipment in good condition, reasonable wear and tear excepted in the case of Equipment, and shall, as and when requested by Bank, provide Bank with a list of all of the Equipment and evidence of ownership thereof.  Borrower shall not permit any of the Equipment to become affixed to any real property so that such Equipment is deemed a fixture under the real estate laws of the applicable jurisdiction.

3.7.                              Expenses Relating to Collateral.  Borrower shall pay Bank on demand an amount equal to any and all expenses, including legal fees, incurred or paid by Bank in connection with Bank’s insuring, maintaining, protecting, storing, safeguarding, or paying Liens with respect to any of the Collateral or otherwise discharging any duty or obligation of Borrower with respect to any of the Collateral.

3.8.                              Rights to Collateral.  Bank shall have no duty to collect, protect or preserve the underlying value of any Collateral or any income thereon or to preserve any rights against prior parties.  Bank may exercise its rights and remedies with respect to the Collateral without first resorting (and without regard) to any other security for the Loan or other sources of payment or reimbursement for the Loan Indebtedness.

4.                                     CONDITIONS PRECEDENT.

Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the Loan:

(a)                                  a validly executed copy of this Agreement;

(b)                                 the validly executed Master Note[s];

(c)                                  a validly executed copy of a Guaranty of each partner or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person; provided, however, that if such spouse is not providing a Guaranty, a validly executed copy of the Spousal Consent;

(d)                                 a validly executed Landlord’s Waiver for each location of Borrower where the financed Merchandise is located;

(e)                                  a validly executed Subordination Agreement from each other debtholder of Borrower;

(f)                                    validly executed Uniform Commercial Code Financing Statements suitable to enable Bank to perfect the security interest granted to it under this Agreement;

(g)                                 evidence of Borrower’s good standing;

(h)                                 a validly executed Officer’s Certificate or such other evidence acceptable to Bank evidencing Borrower’s corporate, partnership or other necessary authorization of the Loans and incumbency;

(i)                                     a Certificate of Insurance from an insurer acceptable to Bank evidencing Borrower’s compliance with Section 3.4 hereof and naming the Bank as loss payee/additional insured as follows:

SunTrust Bank
Strategic Partner Programs Department
Attn: Aaron Rents Program Manager
PO Box 4418
Mail Code 1923
Atlanta, GA 30302

(j)                                     a validly executed authorization to make the ACH transfers for payments of principal, interest and fees contemplated hereunder, including without limitation, mandatory prepayments of the Loans pursuant to Section 2.6(b), which authorization shall be in form and substance satisfactory to the Bank; and

(k)                                  an initial Borrowing Base Report from Aaron.

In addition, Bank shall have satisfied itself that there are no Liens on any of the Collateral, and Bank shall be satisfied that all corporate or partnership proceedings necessary for the authorization of the Loan Commitment shall have been taken and the Bank shall have received any other documents that it deems necessary or advisable.

5.                                     BORROWER’S REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

5.1.                              Organization and Qualification of Borrower. Borrower is [a corporation duly organized, validly existing and in good standing] [a                   partnership duly formed and validly existing] [a limited liability company duly organized, validly existing and in good standing] under the laws of the state shown on the first page hereof, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

5.2.                              Trade Names, Subsidiaries and Location of Assets.  Exhibit B attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

5.3.                              Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower’s articles of incorporation, by-laws, or other organizational documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any agreement to which Borrower is a party or by which Borrower or any of its property is bound.

5.4.                              Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.5.                              Entire Agreement.  The Master Note[s] and accompanying Loan Documents executed in connection with the Loan and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

5.6.                              Genuineness of Signatures.  The Master Note[s] and each accompanying Loan Document executed in connection with the Loan is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

5.7.                              Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

5.8.                              Financial Condition.  Borrower’s financial statement previously delivered to Aaron, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with GAAP consistently applied, and since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower.  Borrower is now and will remain Solvent.

5.9.                              Taxes.   All federal, state and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings.  There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

5.10.                        Compliance with Laws.  Borrower has duly complied with, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation ERISA, the Fair Labor Standards Act and all Environmental Laws.  Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

5.11.                        No Default.  No Default Condition or Event of Default exists.

5.12.                        Accounts.  Each Account arises out of a bona fide lease or sale and delivery of goods or rendition of services by Borrower and, unless otherwise indicated by Borrower to Bank in writing promptly after learning thereof, the facts appearing on the invoice evidencing such Account and Borrower’s books relating thereto are true and accurate and payment thereof is not subject to any known dispute, offset or claim except for discounts granted in the ordinary course of Borrower’s business that are reflected on the face of such invoice.

5.13.                        Use of Proceeds.  None of the proceeds of any Advances or the Term Loan by Bank have been or will be used to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any “margin stock” (as defined in Regulation U of the Federal Reserve Board).  Advances shall be made for the sole purposes of honoring requests for ACH transfers to (i) suppliers of Merchandise in payment of Approved Invoices, and (ii) other accounts specified by Borrower with respect to Advances made for working capital purposes, subject to the approval of Aaron,  which requests have been entered by the Borrower in the Aaron’s Proprietary System as provided above.  The proceeds of the Term Loans shall be used for general working capital purposes.

5.14.                        Experience as Aaron Franchisee.   Borrower (x) has been a franchisee of Aaron for a period of at least 18 months; (y) has had at least two Aaron Rent’s stores open for a minimum of 12 months; and (z) has at least four Aaron Rent’s stores open or under executed area development agreements.

Each submission of  an Approved Invoice made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to

Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects.  All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.

6.                                     FINANCIAL COVENANTS.

Borrower shall comply with the following financial covenants:

[(i)                                Debt to EBIT. Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store of Borrower occurs and measured on the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter, the ratio of Borrower’s Debt to EBIT for such calendar quarter shall not exceed 16:1.0;

(ii)                                Debt to Rental Revenue.  Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of  Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter, the ratio of  Borrower’s Debt to Borrower’s Rental Revenue, shall not exceed 5.5:1.0; and

(iii)                            Total Liabilities to Tangible Net Worth.  Commencing on the first day of the calendar quarter in which the first day of the 13th month following the Opening Date of the first store location of  Borrower occurs and measured as of the last day of the calendar quarter in which such 13th month occurs and on the last day of each calendar quarter thereafter, the ratio of Borrower’s Total Liabilities to Tangible Net Worth, shall not exceed 5.5:1.0.

With respect to the financial covenants set forth above in subsections (i) and (ii), which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations.  Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.]

OR

[Financial Covenants to be specified by Sponsor]

7.                                       BORROWER’S AFFIRMATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

7.1.                              Financial Reports.  Deliver to Aaron or cause to be delivered to Aaron:

(i) on or before the last Business Day of each month, an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of the Borrower as of the end of the prior month and on a year to date basis, on a consolidated and per store basis; prepared in accordance with GAAP in the format recommended by Aaron;

(ii) on or before the last Business Day of each month after the end of each calendar quarter (a) an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a quarterly basis, on a consolidated and per store basis, prepared in accordance with GAAP in the format recommended by Aaron, and (b) a Compliance Certificate as described below in Section 7.2;

(iii) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year, compiled by such firm of independent public accountants as may be designated by Borrower and be satisfactory to Bank as prepared in accordance with GAAP and, to the extent delivered to Aaron, audited financial statements for such period;

(iv) within 120 days after the end of each fiscal year, an annual personal financial statement of each Guarantor; and

(v)  with reasonable promptness, all reports by Borrower to its shareholders and such other information as Aaron or the Bank may reasonably request from time to time.

7.2.                              Compliance Certificate.  Prepare and deliver to Aaron, in conjunction with the quarterly financial reports required to be delivered pursuant to Section 7.1(iii) above, a quarterly Compliance Certificate (the form of which is attached hereto as Exhibit C) presenting the calculation of the financial covenants set forth above in Section 6, noting any negative variances with the covenants and explaining any such variances.

Borrower acknowledges that Aaron will review each Compliance Certificate and may revise the calculations set forth on such Compliance Certificate to be consistent with the information shown on quarterly detailed Inventory reconciliation reports and detailed revenue reports prepared by Aaron each quarter showing the amount of Inventory at each of Borrower’s stores as of the end of such quarter and the amount of monthly and quarterly revenue at each of Borrower’s stores.  Borrower acknowledges that Aaron will forward copies of each Compliance Certificate, with revised calculations as appropriate, to Bank and agrees that Bank shall be entitled to rely each such Compliance Certificate, as revised by Aaron, for purposes of determining whether the covenants set forth in Section 6 above have been met.

7.3.                              Books and Records.  Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Aaron to visit Borrower’s premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower’s financial affairs with Borrower’s financial officers and accountants.

7.4.                              Taxes.  Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

7.5.                              Notices to Bank.  Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of  Borrower; (iii) the release or discharge of any Hazardous Substance on any property owned by Borrower; and (iii) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

7.6.                              Compliance with Applicable Laws.  Comply in all material respects with all Applicable Laws, including, without limitation, ERISA, the Fair Labor Standards Act and all Environmental Laws.

7.7.                              Corporate Existence.  Maintain its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a material adverse effect upon its financial condition or ability to collect the Accounts.

8.                                     NEGATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

8.1.                              Merger; Disposal or Moving of Collateral.  Merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or rentals of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records.  Notwithstanding the foregoing, to the extent that Borrower is calculating its compliance with the financial covenants set forth in Section 6 hereof on a consolidated basis, Borrower may move Inventory from one location included in such calculation to another of Borrower’s Aaron’s Rental Purchase locations without complying with the notice provisions hereof, as long as such Inventory is properly transferred in the Aaron’s Proprietary System.

8.2.                              Liens.  Grant or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

8.3.                              Guarantees.  Guarantee, assume, endorse or otherwise become contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $25,000 not existing as of this date, except by endorsement of items of payment for deposit or collection.

8.4.                              Loans.  Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a subsidiary or affiliate.

8.5.                              Stock of Borrower.  Repurchase, or pay or declare any dividend on, any of its capital stock; provided, however, that if no Default Condition or Event of Default exists and Borrower remains in compliance with the financial covenants set forth in Section 6 above after giving effect thereto, it may pay dividends and make such repurchases.

9.                                     EVENTS OF DEFAULT.

9.1.                              List of Events of Default.  The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any of the Loan Indebtedness (including any overadvance) within ten (10) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

(b) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

(c) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank; Borrower shall fail to abide by the financial covenants set forth in Section 6 hereof, provided that Aaron may waive any financial covenant.

(d) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

(e) Borrower, Aaron or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

(f) any petition for an order for relief shall be filed by or against Borrower or any Guarantor or Aaron under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

(g) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower’s or any Guarantor’s property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

(h) Any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder or Aaron shall default in its obligations to Bank with respect to the Loan Indebtedness or repudiate its liability therefor;

(i) any Person, or group of Persons (whether or not related), shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement;

(j) Borrower shall lose its franchise, license or right to rent or to sell the Inventory or Borrower’s Franchise Agreement is terminated or revoked for any reason;

(k) Borrower shall fail to enter properly any acquisition of Inventory or Equipment or any Asset Disposition on the Aaron’s Proprietary System; or

(l) Borrower shall use its DDA Account for any use other than as explicitly authorized pursuant to this Agreement.

9.2.                              Cure Period.  Borrower shall have a five (5) calendar day period after the Bank gives it notice of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 9.1(f)) above, during which it may cure such Event of Default.   An Event of Default

arising under Section 9.1(a) above shall only be cured by the Bank’s receipt of payment in immediately available funds by wire transfer, money order or cashier’s check.

9.3.                              Advances.  In no event shall the Bank have any obligation to make any Loan hereunder if there exists a Default Condition or an Event of Default.

10.                               REMEDIES.

All of the Loan Indebtedness shall become immediately due and payable and the Loan Commitments shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under Section 9.1(f) of this Agreement; and upon and after the occurrence of any other Event of Default, subject to the cure period set forth in Section 9.2 hereof, Bank shall have the right to terminate immediately the Loan Commitments and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand.  From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by  Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party under the Code or any other Applicable Law.  If the Loan Indebtedness is collected by or through an attorney at law, Bank shall be entitled to collect reasonable attorneys’ fees and court costs from Borrower.  In addition to, and without limiting the generality of the foregoing, Bank shall have the following rights and remedies which it may exercise at any time or times (all of which rights and remedies shall be cumulative and may be exercised singularly or concurrently):

(a)                                  The right to notify any Account Debtor to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness and to collect all amounts owing from any such Account Debtor;

(b)                                 The right to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Bank deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Bank may have a security interest.  Any requirement of reasonable notice shall be met if such notice is sent to Borrower in accordance with Section 12 hereof at least seven (7) days before the date of sale or other disposition of the Collateral.  Bank may bid and be the purchaser at any such sale if permitted by Applicable Law;

(c)                                  The right to require Borrower, at Borrower’s expense, to assemble the Collateral and make it available to Bank at a place reasonably convenient to both parties (and, for purposes hereof, Borrower stipulates that Bank shall be entitled to the remedy of specific performance).  Alternatively, Bank may peaceably by its own means or with judicial assistance enter Borrower’s premises and take possession of the Collateral or dispose of the Collateral on Borrower’s premises without interference by Borrower;

(d)                                 The right to incur attorneys’ fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the opinion of Bank may in any manner or to any extent encumber any of the Collateral, all of which fees, payments and expenses shall become part of Bank’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Loan Indebtedness;

(e)                                  The right, in Bank’s sole discretion, to perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or Bank’s interest therein, and Borrower agrees forthwith to reimburse Bank  for all expenses incurred in connection with the foregoing, together with interest thereon at the Default Rate from the date incurred until the date of reimbursement;

(f)                                    The right at any time or times, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand) held by Bank for Borrower’s account against any of the Loan Indebtedness, irrespective of whether or not Bank has made any demand under the this Agreement;

(g)                                 The right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and attorneys’ fees incurred by Bank for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Loan Indebtedness; and thirdly, to the principal amount of the Loan Indebtedness.  If any deficiency shall arise, Borrower and Guarantors shall remain bound and liable to Bank therefor;

(h)                                 The right to act as Borrower’s attorney-in-fact (and Borrower hereby irrevocably appoints Bank as Borrower’s agent and attorney-in-fact), in Borrower’s or Bank’s name, but at Borrower’s cost and expense, to receive, open and dispose of all mail addressed to Borrower pertaining to any of the Collateral, to notify postal authorities to change the address and delivery of mail to Borrower to such address as Bank may designate, to sign Borrower’s name on any bill of lading constituting or relating to any Collateral, to send verifications with respect to the Collateral, to execute in Borrower’s name any affidavits or notices with regard to any all Lien rights and to do all other acts and things necessary to carry out the terms of this Agreement or to discharge any obligation of Borrower hereunder, this power, being coupled with an interest, is to be irrevocable so long as any Loan Indebtedness is outstanding.

11.                                 WAIVERS.

Borrower waives notice of Bank’s acceptance hereof.  Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank’s right to obtain an immediate writ of possession with respect to any Collateral.  Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank.  No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

12.                                 NOTICES.

All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified mail, return receipt requested, personal delivery against receipt or by  telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

If to Borrower:

Attention
Telecopier No.:

If to Bank:	SunTrust Bank
Strategic Partner Program
Attn: Aaron Rents Program Manager
303 Peachtree Street, N.E., 2nd Floor
Atlanta, Georgia 30308
Telecopier No.:(404) 724-3716

or to such other address as each party may designate for itself by like notice given in accordance with this Section.  Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the individual to whose attention such notice is to be sent as specified above or such individual’s successor in office.

13.                               INDEMNIFICATION.

Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder.  Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws.  If any taxes, fees or other charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans outstanding hereunder, Borrower will pay (or reimburse Bank’s payment of) all such taxes, fees or other charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith.  The indemnity obligations of Borrower under this Section shall survive the payment in full of the Loan Indebtedness.

14.                               ENTIRE AGREEMENT; AMENDMENT.

This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.

15.                               SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person.  The Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Aaron.

16.                               ARBITRATION.

ANY CONTROVERSY ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN THE CITY AGREED UPON BY BORROWER AND BANK.  IF BORROWER AND BANK FAIL TO SO AGREE, THEN SUCH ARBITRATION SHALL TAKE PLACE IN ATLANTA, GEORGIA.  ARBITRATION SHALL BE IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT TO THE EXTENT OTHERWISE SET FORTH IN THIS SECTION.  THE DISPUTE SHALL BE DETERMINED BY AN ARBITRATOR ACCEPTABLE TO BOTH PARTIES WHO SHALL BE SELECTED WITHIN SEVEN (7) DAYS OF FILING OF NOTICE OF INTENTION TO ARBITRATE. OTHERWISE, THE DISPUTE SHALL BE DETERMINED BY A PANEL OF THREE ARBITRATORS SELECTED AS FOLLOWS:  WITHIN SEVEN (7) DAYS OF FILING NOTICE OF INTENTION TO ARBITRATE, EACH PARTY WILL APPOINT ONE ARBITRATOR, WHO SHALL BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAS BEEN ASSOCIATED IN THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY SUCH PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS).  THESE TWO ARBITRATORS WILL THEN NAME A THIRD ARBITRATOR, WHO SHALL ALSO BE

AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAD BEEN ASSOCIATED FOR THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY EITHER PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS) AND WHO SHALL PRESIDE OVER THE PANEL.  IF EITHER PARTY FAILS TO APPOINT AN ARBITRATOR, OR IF THE TWO ARBITRATORS DO NOT NAME A THIRD ARBITRATOR WITHIN SEVEN (7) DAYS, EITHER PARTY MAY REQUEST THE AMERICAN ARBITRATION ASSOCIATION TO APPOINT THE NECESSARY ARBITRATOR(S) PURSUANT TO THE COMMERCIAL ARBITRATION RULES.  ARBITRATORS SHALL BE COMPENSATED FOR THEIR SERVICES BY THE NON-PREVAILING PARTY AT THE STANDARD HOURLY RATE CHARGED BY SUCH ARBITRATORS IN THEIR PRIVATE PROFESSIONAL ACTIVITIES.  ALL TESTIMONY SHALL BE TRANSCRIBED BY A PUBLIC STENOGRAPHER OR COURT REPORTER.  THE AWARD OF THE PANEL SHALL BE ACCOMPANIED BY FINDINGS OF FACT AND A STATEMENT OF REASONS FOR THE DECISION.  ALL PARTIES AGREE TO BE BOUND BY THE RESULTS OF SUCH ARBITRATIONS; JUDGMENT UPON THE AWARD SO RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION.  TO THE EXTENT REASONABLY PRACTICABLE, BOTH PARTIES AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT WHILE THE DISPUTE IS BEING RESOLVED.

17.                               MISCELLANEOUS.  Time is of the essence of this Agreement.  Bank reserves the right to participate, sell or assign the Loans made hereunder and provide any participant or assignee all information in Bank’s possession regarding Borrower, its business and the Collateral.  Borrower shall reimburse Bank for Bank’s out-of-pocket expenses and for the fees and expenses and disbursements of Bank’s counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions.  The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof.  THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

18.                               RELATIONS WITH AARON.

Borrower recognizes and acknowledges that the Bank has made the Loan Commitments available to Borrower hereunder at the behest of and as an accommodation to Aaron.  Accordingly, Borrower agrees that from time to time the Bank may release to Aaron such information about Borrower and the Loans as Aaron may request, and the Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Aaron.  Borrower further agrees that upon the occurrence of an Event of Default hereunder, the Bank may notify Aaron of such Event of Default prior to notifying Borrower thereof, and the Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower.  Borrower further agrees that the Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Aaron.

WITNESS the hand and seal of the parties hereto on the date first above written.

Accepted in Atlanta, Georgia:

BORROWER:

(Seal)

By:
Title:

[CORPORATE SEAL]

BANK:

SUNTRUST BANK

By:
Title:

EXHIBIT A-1

FORM OF

MASTER LINE OF CREDIT NOTE

(Established Franchisee Borrower)

[DATE]	[$ ]
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, [                        , a                                                ] (the “Borrower”), promises to pay to the order of SUNTRUST BANK,  a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on the Maturity Date, as set forth in that certain Loan and Security Agreement, dated as of even date herewith, by and between the Borrower and Bank (the “Loan Agreement”), the lesser of (i) principal sum of                                                           AND NO/100 DOLLARS ($                        ), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with the Loan  Agreement and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Loan Agreement.  Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year.  Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Loan Agreement.  For informational purposes, as of the date hereof the Prime Rate in effect is       % per annum, thus producing an initial interest rate under the Loan Agreement on such date of       % per annum.  Any principal amount due under this Master Line of Credit  Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Loan Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Loan Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof.  All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.  In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Loan Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Loan Agreement.  The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower.  In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Loan  Agreement.  Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Loan Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing.  THIS NOTE AND THE RIGHTS AND OBLIGATION HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE SATE OF GEORGIA.  TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

[if Borrower is a corporation:]	[NAME OF BORROWER

By:
Name:
Title:

[CORPORATE SEAL]

[if Borrower is partnership:]

[if General Partner is a corporation:]	[NAME OF GENERAL PARTNER

By:
Name:
Title:

[if General Partner is an individual:]	(Seal)
Name of General Partner]

[if Borrower is a limited liability company:]	[NAME OF BORROWER

By:
Name:
Title: ]

EXHIBIT A-1

FORM OF

MASTER TERM  NOTE

(Established Franchisee Borrower)

[DATE]	[$ ]
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, [                            , a                                                   ] (the “Borrower”), promises to pay to the order of SUNTRUST BANK,  a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, as set forth in that certain Loan and  Security Agreement, dated as of even date herewith, by and between the Borrower and Bank (the “Loan Agreement”),  principal sum of                                                       AND NO/100 DOLLARS ($                              in accordance with the Loan Agreement (defined below).

In addition to principal, Borrower agrees to pay interest on the principal amounts at such rates of interest per annum and upon such dates as provided for in the Loan Agreement.  Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year.  Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Loan Agreement.  For informational purposes, as of the date hereof the Prime Rate in effect is         % per annum, thus producing an initial interest rate under the Loan Agreement on such date of         % per annum.  Any principal amount due under this Master Term Note (the “Note”) that is not paid on the due date therefor whether on the due date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Loan Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Loan Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Loan Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof.  All capitalized terms used in this Note shall have the same meanings as set forth in the Loan Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Loan Agreement.  In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Loan Agreement.

Bank shall at all times have a right of set–off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Loan Agreement.  The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower.  In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Loan Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement.  Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Loan Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Loan Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing.  THIS NOTE AND THE RIGHTS AND OBLIGATION HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE SATE OF GEORGIA.  TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

[if Borrower is a corporation:]	[NAME OF BORROWER

By:
Name:

Title:

[CORPORATE SEAL]

[if Borrower is partnership:]

[if General Partner is a corporation:]	[NAME OF GENERAL PARTNER

By:
Name:
Title:

[if General Partner is an individual:]	(Seal)
Name of General Partner]

[if Borrower is a limited liability company:]	[NAME OF BORROWER

By:
Name:
Title: ]

EXHIBIT B

A.                                   Permitted Liens

The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder	Date of Recording	Collateral

B.                                     Trade Names and Styles

The following are the only trade names or trade styles ever used by Borrower (if none, so state):

C                                        Subsidiaries

The following are all of the subsidiaries owned by Borrower (if none, so state):

D.                                    Business Locations

The following are all of the locations where Borrower has an office or other place of business or owns assets:

EXHIBIT C

COMPLIANCE CERTIFICATE OF BORROWER

(Pursuant to Section 7.2 of Line of Credit and Security Agreement
dated                    , 20     )

[NAME OF BORROWER] (the “Borrower”) HEREBY CERTIFIES that:

This Compliance Certificate is furnished pursuant to the Line of Credit and Security Agreement (the “Agreement”) dated                     , 20       by and between the Borrower and SUNTRUST BANK (the “Bank”).  Unless otherwise defined herein, the terms used in this Report have the meanings given to them in this Agreement.

1.                                       The figures and information for determining compliance by the Borrower with the financial covenants set forth in the Quarterly Covenant Compliance Report attached hereto have been prepared based upon the financial reports accompanied hereby and both the Quarterly Covenant Compliance Report and such financial reports are true and complete as of the date hereof.

2.                                       The activities of the Borrower during the preceding quarter have been reviewed by the [president or other authorized officer] or the employees or agents under his immediate supervision.  Based on such review, to the best knowledge and belief of the [president or other authorized officer], and as of the date of this Certificate, the Borrower has performed and observed each and every covenant contained in the Agreement to be performed by it, and no Event of Default or Default Condition exists, except for the following:

Please describe or indicate “None” if none exist:

C- 2

WITNESS my hand this             day of                     ,        .

[NAME OF BORROWER]

By:
Title:

C- 3

EXHIBIT D

QUARTERLY COVENANT COMPLIANCE REPORT

(Section 6 - Financial Covenants)

For Quarter Ending:

With respect to the financial covenants set forth below in I and II, which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations.  [Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations.] The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

[I. Debt to EBIT

A.	Enter amount of Debt

B.	Enter amount of Debt attributable to store locations open less than 19 months

C.	Subtract B from A

D.	Enter amount of net income for last three months (backing out income for stores less than 19 months old)

E.	Enter amount of interest and taxes based upon income for last three months (backing out interest and taxes for stores less than 19 months old)

F.	Add D plus E

Ratio of C:F

		STANDARD	16.0 : 1.0

Compliance? Yes No

II.	Debt to Rental Revenue

	A.	Enter amount of Debt.

	B.	Enter amount of Debt attributable to store locations open less than 19 months.

	C.	Subtract B from A.

	D.	Enter Amount of last month’s Rental Revenue.

	E.	Enter amount of last month’s Rental Revenue attributable to store locations open less than 19 months.

	F.	Subtract E from D.

Ratio of C : F.

	STANDARD		5.5 : 1.0

Compliance? Yes No

III.	Total Liabilities to Tangible Net Worth

	A.	Enter amount of Total Liabilities.

	B.	Enter amount of Tangible Net Worth.

	C.	Ratio of A : B.

STANDARD — Commencing on the first day of the 13th month following the Opening Date of the first store

D-2

location, ratio not great than	5.5 : 1.0

Compliance? Yes No ]

[TO BE SPECIFIED BY AARON]

Note: All terms are those used in generally accepted accounting practices unless specifically defined in the Agreement.

D-3